UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 17, 2007

                            GEORGETOWN BANCORP, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Federal                      0-51102                 20-2107839
----------------------------      ---------------------      ------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
       of Incorporation)                                     Identification No.)


2 East Main Street, Georgetown, MA                               01833
-----------------------------------------                     -----------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code: 978-352-8600
                                                    ------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         On December 17, 2007, the Board of Directors of Georgetown Savings Bank (the "Bank"), the wholly owned savings bank subsidiary of Georgetown Bancorp, Inc. (the "Company"), adopted individual compensation plans for certain officers of the Bank. The Board also amended and restated individual incentive plans that were previously adopted for certain other officers of the Bank. The individual incentive plans were adopted and amended pursuant to the Bank's Incentive Compensation Plan, which was previously disclosed as Exhibit 10.7 to the Company's Annual Report on Form 10-KSB, filed with the SEC on September 28, 2007.

         The individual incentive plan for Robert E. Balletto, President and Chief Executive Officer of the Bank, and for Joseph W. Kennedy, Senior Vice President and Chief Financial Officer of the Bank, are attached as Exhibits 10.1 and 10.2, respectively, to this Form 8-K.

         Mr. Balletto's plan provides for a target bonus of $25,000, which is 13.8% of his current salary, with the following performance categories: (i) achievement of a budgeted return-on-assets (ROA) target; (ii) achievement of a budgeted commercial loan portfolio growth target; (iii) achievement of certain specified regulatory goals; (iv) completion of a study on the Bank's retail banking division; (v) achievement of a profitability target for the Bank's North Andover Branch; (vi) improvement in branch personnel residential mortgage referrals; and (vii) improvement in branch office small business lending capability. The target bonus can be increased on a sliding scale for improvement in ROA performance above the budgeted target.

         Mr. Kennedy's plan provides for a target bonus of $15,000, which is 12.7% of his current salary, with the following performance categories: (i) achievement of a budgeted ROA target; (ii) achievement of certain specified regulatory goals; (iii) implementation of the requirements of Section 404 of the Sarbanes Oxley Act; (iv) improvement of the yield on the Bank's investment portfolio and completion of a formal study to improve such yields; and (v) achievement of a budgeted net interest margin percentage and completion of a formal study of strategies to improve such margin. The target bonus can be increased on a sliding scale for improvement in the ROA performance and improvement in the net interest margin above the budgeted targets.

         The amended and restated individual incentive plans for Charles Shediac, Senior Vice President and Chief Loan Officer of the Bank, for Joseph Pollard, Senior Vice President, Retail Banking, and Karen Cohn, Vice President and Senior Lending Officer of the Bank, are attached as Exhibits 10.3, 10.4 and 10.5, respectively, to this Form 8-K.

         Mr. Shediac's plan and Ms. Cohn's plan provide for a target bonus of $15,000, which is 10.1% of current salary, and $10,000, which is 9.5% of current salary, respectively. Each plan has the following performance categories: (i) achievement of a budgeted target for growth in the Bank's net commercial loan balances; (ii) improvement in branch personnel residential mortgage referrals;
(iii) improvement in branch office small business lending capability; and (iv) achievement of a budgeted core interest rate spread percentage. The target bonuses can be increased on a sliding scale for improvement in net commercial loan balances and in the core interest rate spread above the budgeted targets.

         Mr. Pollard's plan provides for a target bonus of $15,000, which is 16.7% of his current salary, with the following performance categories: (i) achievement of a budgeted target for growth in each of the Bank's demand deposit account balances, NOW account balances, and money market deposit account balances; (ii) improvement in branch personnel residential mortgage referrals;
(iii) improvement in branch office small business lending capability; (iv) achievement of a budgeted core interest rate spread percentage; and (v) achievement of a profitability target for the Bank's North Andover Branch. The target bonus can be increased on a sliding scale for improvement in demand deposit account balances and NOW account balances, and in the core interest rate spread above the budgeted targets.

         The individual incentive plans referred to above are filed as Exhibits hereto, and the foregoing descriptions of such plans are qualified by reference to the plans themselves.

Item 9.01.    Financial Statements and Exhibits.

       (a)    Not Applicable.

       (b)    Not Applicable.

       (c)    Not Applicable.

       (d)    Exhibits

              10.1     Individual Incentive Plan for Robert E. Balletto
              10.2     Individual Incentive Plan for Joseph W. Kennedy
              10.3 Amended and Restated Individual Incentive Plan for Charles Shediac
              10.4 Amended and Restated Individual Incentive Plan for Joseph Pollard
              10.5     Amended and Restated Individual Incentive Plan for Karen
                       Cohn

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       GEORGETOWN  BANCORP, INC.


DATE:  January 3, 2008           By:   /s/ Robert E. Balletto
                                       -----------------------------------------
                                           Robert E. Balletto
                                           President and Chief Executive Officer